Joint Venture Purchase Agreement

VENTURE AGREEMENT
OF
STEWARTS ROOT BEER DRIVE IN RESTAURANTS

This Agreement, dated and effective as of January 1, 2007, by and between Frosted Mug Holdings, LLC, a New Jersey limited liability company ("Frosted"), and Rockelle Corporation, a Delaware corporation ("Rockelle") (Frosted and Rockelle being hereinafter sometimes collectively called "Partners" and individually called a "Partner"),

WITNESSETH

WHEREAS, the Partners wish to engage together in the business of Stewarts Root Beer Drive In Restaurants and, to further that objective, to incorporate said business in the State of New Jersey under the name Frosted Rock, Inc. in order to form a Joint Venture (“JV”) and adopt this Agreement as the articles of the JV for the operation of same;

WHEREAS, Rockelle is intent on purchasing Frosted and all of its assets and business and the Partners agree that the formation of this JV with the purchase options set forth herein is the preferred form to engage in this effort;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and benefits herein set forth and contemplated, the Partners agree as follows:

ARTICLE I

ORGANIZATION OF THE JV

(a) Establishment.

(i) The Partners hereby form and establish a General Joint Venture (the "JV") pursuant to the laws of the State of New Jersey which shall govern the interpretation and operation of the JV.

(ii) Except to the extent otherwise provided herein, the rights and liabilities of the Partners and the conduct and termination of the JV shall be governed by the law of the State of New Jersey.

(iii) The Partners will promptly execute all certificates and other documents, and make all such filings and recordings and perform such other acts as may now or hereafter be necessary or desirable, to comply with the requirements of New Jersey law for the organization and formation of the JV and the carrying on of its business.

(iv) Each Partner shall be a general partner.

(v) All assets of the JV hereafter acquired shall automatically be the property of Frosted unless and until Rockelle makes the $4,000,000 payment under Article XII(a)(3) herein. Thereafter, this section shall be governed by Article III set forth below.

(b) Name. The name of the JV is “Frosted Rock, Inc.” The JV’s business and affairs shall be conducted only under that name.

(c) Effective Date and Term. The JV shall commence on the date hereof (hereinafter called the "Effective Date") and shall continue in effect until terminated as provided in Article X hereof.

(d) Principal Office. The principal office and place of business of the JV shall be 777 Walnut Avenue, Cranford, NJ 07016 or such other location as the Partners may designate.

(e) Purpose and Scope. The sole purpose of the JV shall be to engage in the business of administering the licensees of Stewarts Root Beer, the franchisees of Stewarts Root Beer, the growth of the business of Stewarts Root Beer, expansion of the trademarks of Stewarts Root Beer and in other activities incidental to such business, which activities may from time to time include: Expansion of the trademark’s use in the market place and any other use and expansion of the business of Stewarts Root Beer Drive In Restaurants as the Partners may see fit; and performing all other activities as are necessary or incidental to conducting such business.

The JV shall have the power to do any act and thing and to enter into any contract incidental to, or necessary, proper or advisable for, the accomplishment or attainment of the purpose of the JV specified in this Agreement.

(f) Partners' Authority.

Except as otherwise provided in this Agreement, no Partner acting alone shall have any authority to act for, or to assume any obligations or responsibilities on behalf of, the other Partner or the JV. Each Partner will indemnity the JV and the other Partner against any claim, loss or damage to the JV or such other Partner which may result from the Partner's breach of this Section (f). Except that Rockelle shall have the right to operate the JV business on a day to day basis including any and all agreements that can be performed in six months or less. All other agreements will require the unanimous agreement of the Partners, unless and until Rockelle makes the $4,000,000 payment under Article XII(a)(3) herein. Thereafter, a majority of the Operating Committee may approve all actions of the JV, as set forth under Article V(3) herein.

ARTICLE II

OTHER AND/OR COMPETING BUSINESSES

Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to restrict in any way the freedom of either Partner or of any Affiliate of either Partner to conduct, independently of the JV, and whether or not in competition with the JV, any business or activity whatever (other than the business contemplated to be performed by the JV under and in accordance with this Agreement) without any accountability to the JV or to the other Partner. For purposes of this Agreement "Affiliate" means, as to any entity, a corporation, company, trust, firm or other entity which directly or indirectly controls, or is controlled by, or is under common control with, such entity.

ARTICLE III

CONTRIBUTIONS TO THE JV

(a) Initial Contributions.

(i) Rockelle shall pay $100,000 to Frosted upon execution of this Agreement and $50,000 to Frosted within 120 days from the date hereof, for the exclusive purpose of making interest and/or principal payments (as may be determined by Frosted in its sole discretion) to Stewarts Restaurants, Inc. (“SRI”) by Frosted on the outstanding note due to SRI from Frosted. If the monies held in escrow have not been used to make payments to SRI within one year from the date hereof, such monies shall be distributed back to Rockelle. From the date hereof, all income of Frosted will be contributed to the JV and Rockelle shall be solely responsible for all other capital needs of the JV. All property of Frosted shall be contributed to the use of the JV until the terms set forth in Article XII are fulfilled, at which time such property shall become the property of Rockelle.

(ii) The JV hereby assumes the obligations and liabilities relating to Frosted as described on Exhibit B and in accordance with the requirements set forth in Article XII. Frosted hereby warrants and represents that there are no other liabilities of Frosted other than as set forth Exhibit B and in the ordinary course of business.

(iii) On the date of this Agreement, Frosted shall contribute to the capital of the JV all of the issued and outstanding membership interests of Frosted to be held in escrow subject to Rockelle satisfying the requirements set forth in Article XII.

(iv) Subject to payment as set forth in Article XII(a)(4), Rockelle shall make payment not more than 120 days from the date hereof in the amount of $50,000 (payment two) and payment of $100,000 (payment three) not more than 180 days from the date hereof. However, upon execution of this Agreement Rockelle has the option to choose to have 100% of all income from operations paid to Frosted until $100,000 has been obtained thus eliminating the need for payment number three set forth herein. In the event that Rockelle should choose this option, then in that event, all books of account shall remain in control of Frosted until full payment has been obtained. Each subsequent payment shall not be due if payment in accordance with Article XII(a)(4) is made prior to said payment two and/or three are due.

ARTICLE IV

JV INTERESTS

(a) The Partners' Percentage JV Interests.

The Partners’ Interests in the JV shall be 51% for Rockelle and 49% for Frosted. All income of the JV shall be retained by the JV subject to the terms of Article XII.

ARTICLE V

MANAGEMENT OF THE JV

(a) The Operating Committee and the Manager.

The general conduct of the business of the JV shall be vested in an Operating Committee, which shall be empowered to set policy for and issue instructions to the Manager and to make all decisions in respect of the business and operations of the JV, except as otherwise set forth in this Agreement. The Manager shall have the responsibility for the day to day management of the operations and activities of the JV and shall be subject to the overall supervision of the Operating Committee. The Manager shall be Rockelle subject to Article III(a)(iv).

(b) Operating Committee Members, Voting and Meetings. The Operating Committee shall be composed of Gerald Stephen and John R. Frieri or any other person appointed by Frosted. Each Partner may from time to time and for any reason appointed by it or designate an alternate to act for any member, which alternate shall be deemed a member of the Operating Committee while so acting. Each appointment made by a Partner to the Operating Committee shall remain in effect until the Partner making such appointment shall notify the JV and the other Partner of a change in such appointment. The members of the Operating Committee representing each Partner shall have one vote, and at all meetings of the Operating Committee a member shall be acting solely as the representative of the Partner which appointed him. All actions of the Operating Committee shall be taken by unanimous vote; provided, however, that if a Partner's JV Interest shall have been reduced below 45%, actions of the Operating Committee shall be taken by majority vote with the representatives of each Partner being entitled to vote per percentage point of Interest held by each Partner in the JV. An annual meeting of the Operating Committee, at which among other things programs and budgets shall be considered, shall be held at the principal office of the JV on the first business day of the month of February (or such other date as the Operating Committee shall designate) and other meetings of the Operating Committee shall be held from time to time as the Operating Committee shall determine. Minutes shall be kept reflecting the actions of the Operating Committee, copies of which shall be promptly transmitted to each member and the Partners.

(c) Employees. The JV shall employ and pay such persons as the Manager shall from time to time authorize.

(d) Certain Matters Requiring Unanimous Consent.

The specific consent of each Partner shall be required in connection with the following matters, unless and until a Partner's JV Interest shall have been reduced below 45%, at which time, such actions shall be approved by a majority vote of the Operating Committee as set forth in Article V(b) above:

(i) Any contract or agreement that cannot be performed in six months or shall have a term of more than six months.

(ii) Incurring, guaranteeing or otherwise becoming liable for indebtedness for borrowed money.

(iii) Any charge, mortgage, lien or other encumbrance on or with respect to property owned by the JV other than charges, liens or encumbrances incurred in the ordinary course of business and removed or discharged within thirty days of the incurring thereof.

(iv) Any lease or sublease of any property owned by the JV.

(v) Any action or inaction which might cause the breach or termination of any material agreement to which the JV or Frosted is a party, or termination of any rights or benefits to which the JV or Frosted is entitled.

(vi) Any sale or transfer of any property or asset of the JV.

(vii) The adoption of pension and other employee benefit plans.

(viii) The liquidation or dissolution of the JV, except pursuant to Article XII.

(ix) Any transfer, assignment, charge, mortgage, lien or other encumbrance of, on or in respect of a Partner's JV Interest.

(x) Amendment of this Agreement or any of its Exhibits.

(xi) Merger or consolidation of the JV into or with any other entity.

(xii) Any significant reduction or discontinuance of operations of the JV.

ARTICLE VI

ACCOUNTING MATTERS; BOOKS AND RECORDS; TAX RETURNS

(a) Fiscal Year. The fiscal year of the JV shall be the calendar year.

(b) Books, Records and Accounts.

(i) The books and records of the JV shall be maintained on a cash basis so as to reflect accurately, among other things:

(A) contributions by each Partner,

(B) the capital account of each Partner,

(C) distributions to each Partner,

(D) assets and liabilities,

(E) receivables from and payables to each Partner,

(F) income of the JV, and

(G) adequate records to permit the filing of Partners' and JV tax returns showing gross receipts, cost of goods sold, gross income, other income, deductions, losses, allowances, credits and net profits or losses.

The Operating Committee shall review the foregoing from time to time and may revise them if it so determines.

(c) Taxes and Tax Returns. The JV shall prepare and file all tax returns required to be filed by the JV pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), or any successor statutes, and all state and local tax returns required to be filed by the JV. The tax books of the JV shall be kept on a cash basis. For tax purposes each item of gross income, profit, gain, loss, cost, deduction, credit or allowance shall be allocated to each partner in proportion to its JV Interest. No changes in the accounting methods for the purpose of preparation of tax returns of the JV shall be made without the consent of each Partner.

ARTICLE VII

DISTRIBUTIONS

Except as otherwise specifically provided in this Agreement, all distributions and withdrawals of any JV assets shall be made only as and when determined by unanimous agreement of both Partners and all distributions of any JV assets, including those on termination and dissolution of the JV, shall be shared equally by the Partners; provided that if either Partner shall have made a contribution pursuant to Section 3(b)(iii) hereof, the property contributed shall be distributed by the JV to the contributing Partner upon its request by written notice to the JV subject to any exception set forth herein.

ARTICLE VIII

FAILURE TO PAY

(a) Failure of Rockelle to Pay.   In the event Rockelle should fail to make any payment required herein, specifically the $50,000 Second Payment; the $100,000 Third Payment; the $4,000,000 payment within twelve months of the date hereof; then in that event, the JV shall automatically be dissolved without notice to Rockelle; all assets of the JV shall become property of Frosted and final tax returns will be filed and all business of the JV shall revert to and become the sole property of Frosted. In the event that Rockelle should fail to make the final payment of $2,000,000 the interest then held by Frosted shall be doubled to 22.54% and thereafter all gross income being received at that time shall be given directly to Frosted in an amount equal 22.54% of the gross income until such time as the $2,000,000 is paid to Frosted.

ARTICLE IX

RESTRICTIONS ON TRANSFER OF JV INTERESTS

(a) Permitted Transfers. Neither Partner may transfer, sell, alienate, assign or otherwise dispose of all or any part of its interest in the JV, whether voluntarily, involuntarily or by operation of law, or at a judicial sale or otherwise except as provided herein

(i)
Frosted shall be required to transfer 66% of its ownership interest in the JV to Rockelle or its designee upon payment of $4,000,000 and the assumption of the $2,700,000 note to SRI in accordance with Article XII hereof. Frosted shall retain an 11.27% ownership Interest in the JV thereafter until such time as the balance of $2,000,000 is paid subject to increase in accordance with Article VIII(a)..

(ii)	Frosted shall be required to transfer its remaining ownership interest in the JV of 11.27% to Rockelle or its designee upon payment of an additional $2,000,000 in accordance with Article XII hereof.

ARTICLE X

TERM; DISSOLUTION; TERMINATION

(a) Term. The JV shall continue until terminated in accordance with the provisions of this Article X. No Partner shall have the right to and each Partner agrees not to dissolve, terminate or liquidate, or to petition a court for the dissolution, termination or liquidation of the JV, except as provided in this Agreement.

(b) Events of Dissolution.

(i) The JV shall dissolve:

(A) upon the unanimous written agreement of the Partners to dissolve the JV,

(B) upon the payment of all money as set forth in Article XII,

(C) upon the dissolution of a Partner,

(D) upon the occurrence of the events described in Article VIII, or

(E) upon the occurrence of any of the following: a Partner becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or a Partner applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for such Partner or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for a Partner or for a substantial part of its property and is not discharged within thirty days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of a Partner and if such case or proceeding is not commenced by such Partner, it is consented to or acquiesced in by such Partner or remains for thirty days undismissed.

(c) Continuing Conduct of the JV. During the pendency of any arbitration or request for arbitration or of the enforcement of any claim against a Partner for a breach of or for default under the terms of this Agreement, the business and affairs of the JV shall be terminated and all business shall revert to and be fully and completely controlled by Frosted pending the determination of the arbitrator; provided however, that if the $4,000,000 payment is made by Rockelle pursuant to Article XII(a)(3) herein, Rockelle shall control the business and affairs of the JV pending the outcome of the arbitration.

(d) Survival of Claims. Notwithstanding anything to the contrary contained in this Agreement, any claim of any Partner against another Partner hereunder and any claim asserted by any Partner on behalf of the JV against another Partner hereunder shall survive any dissolution or termination of the JV.

ARTICLE XI

ARBITRATION

Either Partner may cause to be submitted to arbitration all disputes, controversies or questions of interpretation arising out of this Agreement or any breach or default hereunder by giving to the other Partner notice to that effect. The arbitration shall be held in Cranford, NJ and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association as in effect at the time of such arbitration except as follows. The Partner desiring arbitration shall include in its notice to the other Partner the name of the arbitrator chosen by it. Within twenty days after receipt of such notice the Partner receiving notice shall, by written notice to the Partner desiring arbitration, name the arbitrator chosen by it and within twenty days after the appointment of the second arbitrator an additional arbitrator shall be selected by the two arbitrators theretofore appointed; provided, however, if one of the Partners shall have failed to appoint an arbitrator as hereinabove provided, the sole arbitrator appointed by the other Partner shall arbitrate the matter alone. If the two arbitrators shall have failed to select an additional arbitrator within the above stated time, the additional arbitrator shall be appointed Frosted. Each Partner shall share equally the other costs and expenses of the arbitration, including the costs and expenses of the additional arbitrator. The right of either Partner to seek or obtain any remedy pursuant to this Article XI shall be in addition to the remedies provided for in Article X hereof and shall survive the dissolution of the JV or the sale and purchase of a Partner's Interest in the JV pursuant to Article X hereof.

ARTICLE XII

PURCHASE OPTION

(a) Rockelle’s Purchase Option Rockelle shall have the option to purchase all assets of Frosted and dissolve this JV and proceed with the business of Frosted and the JV in its sole discretion upon satisfaction of the following:

(1) Payment of $100,000 payment upon execution of this Agreement;

(2) Payment of $50,000 payment not more than 120 days from the date hereof;

(3) Payment of $100,000 nonrefundable good faith payment not more than 180 days from the date hereof;

(4) Payment of $4,000,000 not more than one year from the date hereof;

(5) Assumption or other disposition of the $2,700,000 note to SRI not more than one year from the date hereof;

(6) Payment of $2,000,000 not more than two years from the date hereof.

The payments set forth in (1) and (2) above shall be for the exclusive purpose of making interest and/or principal payments to Stewarts Restaurants, Inc. (“SRI”) by Frosted on the outstanding note due to SRI from Frosted. If the monies have not been used to make interest payments to SRI within one year from the date hereof, such monies shall be distributed back to Rockelle.

(b) Frosted’s Obligation Upon Payment Upon satisfaction of the requirements noted in Article XII(a) by Rockelle, Frosted shall;

(1) Upon payment as set forth in Article XII(a)(1)-(4) Frosted shall transfer to Rockelle 66% of its total ownership interest in the JV and turnover control of all books, financial records and full control of the finances of Frosted and the JV and complete control of the JV Operating Committee. Frosted shall retain a seat on said committee and will be fully informed of all operations of the JV.

(2) Upon satisfaction of Article XII(a)(5), Frosted shall completely relinquish the balance of its ownership interest; shall relinquish its seat on the Operating Committee and shall execute any and all documents needed to transfer ownership in all trademarks or Frosted.

(3) Frosted shall place adequate funds in escrow to pay for the liabilities set forth on Exhibit “B”. Frosted hereby warrants and represents that to the best of Frosted knowledge and belief there are no other liabilities of Frosted other than as set forth Exhibit B and in the ordinary course of business.

ARTICLE XIII

GENERAL

(a) Notices. All notices, demands or requests required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States Mail, postage prepaid, by registered or certified mail, with return receipt requested, addressed as follows:

If to Frosted, to:
Frosted Mug Holdings, LLC
777 Walnut Avenue
Cranford, NJ 07016

or at such other address as Frosted may have furnished Rockelle by notice;

If to Rockelle, to:
Rockelle Corporation
162 Miller Place Road,
Miller Place, New York 11764

or at such other address as Rockelle may have furnished Frosted by notice.

(b) Amendment. This Agreement may not be amended except by a written instrument executed by both Partners.

(c) Applicable Law. This Agreement and the performance of the Partners hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of New Jersey and no presumption shall be deemed to exist in favor of or against either Partner as a result of the preparation and/or negotiation of hereof.

(d) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and there are not other understandings, representations or warranties, oral or written, relating to the subject matter of this Agreement, which shall be deemed to exist or to bind any of the parties hereto, their respective successors or assigns except as referred to herein.

(e) Further Assurances. Each Partner shall execute such deeds, assignments, endorsements and other instruments and evidences of transfer, give such further assurances and perform such acts as are or may become necessary or appropriate to effectuate and to carry out the provisions of this Agreement. All such deeds, assignments, endorsements and other instruments and evidences of transfer and all other acts of any kind which are to be as of the date of this Agreement shall be delivered or taken as soon as possible following the date of this Agreement.

(f) Third Parties. No person not a party to this Agreement (including any employee of either Partner or its Parent or the JV) shall have or acquire any rights by reason of this Agreement nor shall any party hereto have any obligations or liabilities to such other person by reason of this Agreement.

(g) Admission of Additional Partners. Except as provided in Article XII hereof, no additional Partners may be admitted to the JV except upon the unanimous consent of the Partners and upon such terms and conditions as the Partners may agree upon.

(h) Severability. If any provisions of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of the Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(i) Binding Agreement. Subject to the restrictions on transfers and other dispositions set forth herein, this Agreement shall inure to the benefit of and be binding upon the undersigned Partners and their respective successors and assigns.

(j) Headings. The headings of Sections in this Agreement are for convenience only and are not a part of this Agreement.

(k) Third Party Approval. This Agreement and specifically the assumption of the SRI note is subject to the acceptance and approval of SRI. In the event that SRI should fail or refuse to accept or approve the assumption of the SRI note, then in that event the JV shall be dissolved in accordance with the terms set forth herein.

(l) No Royalty. For so long as FJ Bucklin, LLC owns and operates the Stewarts Root Beer restaurant located on Morris Avenue in Union, New Jersey (“Stewarts—Union”) shall pay NO royalty fee to the JV or its successor; however, Stewarts—Union shall abide by all other terms of the Franchise Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in the State of Illinois by their duly authorized officers, effective as of the date and year first above written.

      Frosted Mug Holdings, LLC

                                                            By:  /s/  John R. Frieri

      Rockelle Corporation

                                                            By:  /s/  Gerard Stephan

EXHIBIT A

All franchises.
All income from the operation of Frosted’s business
All trademarks and trademark licenses

EXHIBIT B

Eastern Design Services Litigation ($29,000)
Shail Enterprises Litigation ($318,000)
Loan payable to FJ Bucklin, LLC ($100,000)